UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2009 (November 5, 2009)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

A.	Introduction.

On November 5, 2009, Glimcher Realty Trust (the “Registrant”) announced the execution of an Agreement of Purchase and Sale, dated as of November 5, 2009 (the “Agreement”) between Glimcher Properties Limited Partnership (“GPLP”) and an affiliate of The Blackstone Group® (“Purchaser”).  Upon the closing of the transactions under the Agreement, a subsidiary of GPLP (the “GPLP Company”) and Purchaser will enter into a joint venture (the “Venture”) and execute an operating agreement (the “Operating Agreement”) for a limited liability company (the “Company”) that will conduct the operations of the Venture under which GPLP, by and through the GPLP Company, and Purchaser shall make certain capital contributions to the Company in connection with commencing the operations of the Venture.  The terms and conditions of the Agreement and the Operating Agreement are more specifically described below.

B.	Terms and Conditions under the Agreement.

Under the Agreement, GPLP, by and through the GPLP Company, will contribute its entire ownership interest in Glimcher Westshore, LLC, the fee owner of WestShore Plaza, a regional mall located in Tampa, Florida (“WestShore”), and in LC Portland, LLC, the fee owner of Lloyd Center, a regional mall located in Portland, Oregon (“Lloyd” and together with WestShore, the “Properties”), to the Company.  Upon the closing of the transactions under the Agreement, Purchaser will purchase sixty percent (60%) of the membership interests in the Company.  Upon its execution of the Agreement, Purchaser shall make an earnest money deposit of $6.3 million (the “Deposit”) within one (1) business day of the Agreement’s execution date.  Under the Agreement, Purchaser’s contribution shall be equal to sixty percent (60%) of the Properties’ net asset value.  The net asset value of the Properties is determined by: (i) deducting from the gross asset value of the Properties, which for purposes of the Agreement is equal to approximately $320 million: (A) approximately $218 million in outstanding first mortgage loans encumbering the Properties that will be assumed and (B) unfunded allowances for tenants at the Properties and leasing costs, and (ii) making other adjustments with respect to items of income and expense under the Agreement.

Purchaser’s obligation to make the aforementioned contribution is conditioned upon the receipt of certain consents from lenders holding first mortgages on the Properties as well as the receipt of tenant estoppels.  In the event that the lender consents described above have not been obtained by May 4, 2010, then either GPLP or Purchaser may terminate the Agreement and the Deposit shall be refunded to Purchaser. The Agreement contains other terms, conditions, representations, and warranties between Purchaser and GPLP that are customary and typical for a transaction of this nature.  The Registrant expects the aforementioned transactions to be completed before the end of 2009 (the “Closing Date”) and anticipates that the transaction will generate net proceeds of approximately $60 million.

C.	Terms and Conditions under the Operating Agreement.

Under the Operating Agreement, the GPLP Company will have a forty percent (40%) interest and Purchaser will have a sixty percent (60%) interest in the Company as of the Closing Date and Purchaser will serve as managing member of the Company and the GPLP Company will serve as the Company’s administrative member.  Affiliates of the GPLP Company shall, among other things, manage the Properties pursuant to property management agreements and the GPLP Company, as administrative member, shall manage certain business affairs of the Company.  Under the Operating Agreement, neither the GPLP Company, as administrative member, nor Purchaser may take particular actions, expenditures, or obligations unless such matters are expressly provided for in the Company’s business plan or operating budget or have been approved by both the GPLP Company and Purchaser.  Furthermore, under the Operating Agreement, Purchaser shall, on the Company’s behalf, have authority to: (i) approve and implement certain qualified financing relating to one (1) or more of the Properties where the loan-to-value ratio does not exceed seventy-five percent (75%), (ii) cause any sale, transfer, or other disposition of one or more of the Properties (after the Lockout Period (defined below) and subject to certain conditions), (iii) approve the Company’s annual business plan and operating budget, (iv) if the affiliate of the GPLP Company that is managing one or more of the Properties is terminated, select and appoint a replacement property manager and/or leasing agent for such Property, and (v) implement all decisions of the Company’s administrative member in the event the GPLP Company is removed as the Company’s administrative member.

The Operating Agreement also prohibits the sale by either Purchaser or the GPLP Company of their membership interests in the Company until a date that is the two year anniversary of the Closing Date (the “Lockout Period”).  After the expiration of the Lockout Period, both Purchaser and the GPLP Company shall have the right to sell all (but not part) of their membership interests in the Company to any person or entity, provided such sale shall be subject to a right of first offer in favor of the non-selling member of the Company.  Additionally, in connection with the sale of membership interests in the Company, both Purchaser and the GPLP Company shall, respectively, have tag-along rights for the sale of such interests. Also under the Operating Agreement, Purchaser shall, after the Lockout Period, have the sole right to sell one or more of the Properties, provided that the GPLP Company shall have a right of first offer with respect to the proposed sale.

The Operating Agreement contains such other terms, conditions, and representations that are customary and typical for an agreement of this nature.  Other than the transactions described herein, there is no other material relationship between the Registrant and its affiliates and The Blackstone Group® and its affiliates.

Forward Looking Statements

This Current Report on Form 8-K and attached press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy.  Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture (“JV”) partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, impact of competition, impact of future acquisitions and divestitures, the failure of the Registrant to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for common area maintenance (“CAM”), taxes and other property expenses, material changes in our dividend rates on our securities or the ability to pay our divided on our common shares or other securities, failure of the Registrant to qualify as real estate investment trust, the impact of changes in tax legislation and, generally our tax position, termination of existing JV arrangements, conflicts of interest with our existing JV partners, the failure to sell mall and community centers and the failure to sell such properties when anticipated (including the failure to complete the transactions pertaining to Lloyd and WestShore described herein), our failure to comply or remain compliant with the covenants in our debt instruments, including, but not limited to, the covenants under our corporate credit facility, failure to complete proposed amendments to our corporate credit facility, bankruptcies of and other failures to perform by lending institutions within our construction loans and corporate credit facility, the failure to achieve estimated sales prices and proceeds from the sale of malls, the failure to achieve earnings/funds from operations targets or estimates, increases in impairment charges, additional impairment charges, as well as other risks listed from time to time in the Registrant’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Registrant.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

99.1   Press Release of Glimcher Realty Trust, dated November 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: November 5, 2009	/s/ Kim A. Rieck Kim A. Rieck Senior Vice President, General Counsel & Secretary